Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

ContextLogic Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(4)	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(5)
Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(h) Rule 457(c)	32,923,124(2)	$1.970(4)	$64,858,554.28	0.0000927	$6,012.39
Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(h) Rule 457(c)	6,584,624(3)	$1.6745(4)	$11,025,952.89	0.0000927	$1,022.11
Total Offering Amounts					$75,884,507.17		$7,034.49
Total Fee Offsets							--
Net Fee Due							$7,034.49

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of Registrant’s Class A Common Stock that become issuable under the Registrant’s 2020 Equity Incentive Plan (the “2020 EIP”) and the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”), as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s Class A Common Stock (the “Class A Common Stock”). Common Stock issuable under the 2020 Plan and 2020 ESPP were previously registered on a Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on December 16, 2020 (File No. 333-251374).

(2)

Represents 32,923,124 shares of Class A Common Stock Common Stock that were automatically added to the shares reserved for issuance under the 2020 EIP on January 3, 2022 pursuant to an “evergreen” provision contained in the 2020 EIP. The number of shares of Class A Common Stock available for issuance under the 2020 Equity Incentive Plan is subject to an automatic annual increase on the first business day of each fiscal year of the Company through 2030 equal to the lowest of (a) 5% of the total number of shares of Class A Common Stock outstanding as of the last business day of the prior fiscal year, or (b) a number of shares of Class A Common Stock determined by the Registrant’s Board of Directors.

(3)

Represents 6,584,624 shares of Class A Common Stock that were automatically added to the shares reserved for issuance under the 2020 ESPP on January 3, 2022 pursuant to an “evergreen” provision contained in the 2020 ESPP. The number of shares of Class A Common Stock available for issuance under the 2020 Employee Stock Purchase Plan is subject to an automatic annual increase on the first business day of each fiscal year of the Company through 2040 equal to the lowest of (a) 750,000 shares of Class A Common Stock (subject to proportionate adjustment in the event of a stock split, stock dividend, reverse stock split, etc.), (b) 1% of the total number of shares of Class A Common Stock outstanding as of the last business day of the prior fiscal year, or (c) a number of shares of Class A Common Stock determined by the Registrant’s Board of Directors.

(4)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price of the shares registered under the 2020 EIP are based upon the average of the high and low prices of the Class A Common Stock on March 8, 2022, as reported on the Nasdaq Global Select Market, which date is within five business days prior to the filing of this Registration Statement. The price per share and aggregate offering price of the shares registered under the 2020 ESPP are based upon the average of the high and low prices of the Common Stock on March 8, 2022, as reported on the Nasdaq Global Select Market, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to purchasers under the 2020 ESPP.

(5)	The Registrant does not have any fee offsets.